EXHIBIT 107

CALCULATION OF FILING FEE TABLE

Form S-8
(Form Type)

Edwards Lifesciences Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Note #	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value of $1.00 per share, issuable pursuant to the Registrant’s Long-Term Stock Incentive Compensation Program	Other	7,000,000	$84.365	$590,555,000.00	0.0001381	$81,555.65
Total Offering Amounts						$590,555,000.00		$81,555.65
Total Fee Offsets								$0
Net Fee Due								$81,555.65

Note # 1

This Registration Statement covers, in addition to the number of shares of Edwards Lifesciences Corporation, a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $1.00 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Edwards Lifesciences Corporation Long-Term Stock Incentive Compensation Program, as amended and restated (the “Plan”), as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

The offering price per share and the aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on July 28, 2026, in accordance with Rule 457(c) of the Securities Act.

The registration fee has been calculated in accordance with Rules 457(c) and 457(h) promulgated under the Securities Act.

Table 2: Fee Offset Claims and Sources
Not Applicable ☑

Note #	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)

Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A